Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2022 relating to the financial statements of SoFi Technologies, Inc., appearing in the Annual Report on Form 10-K of SoFi Technologies, Inc. for the year ended December 31, 2021.
We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, California
July 15, 2022